Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of LianBio and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP
New York, New York
March 28, 2023